POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Douglas McNitt, Gary Ford and Elizabeth Giglio, or any of them, so long as he or she remains an employee or officer of webMethods, Inc., with full powers of substitution or revocation, my true and lawful attorneys-in-fact, with full power to:

1.	execute for and on my behalf, in my capacity as
an officer and/or director of webMethods, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules thereunder;


2.	do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, and 5 or any amendment or amendments thereto, including obtaining information from any broker, dealer or other representative of the undersigned, and timely file any such Form with the Securities and Exchange Commission and any stock exchange or similar authority; and

3.	take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, including obtaining and maintaining all filing codes necessary to file reports under Section 16(a) of the Exchange Act electronically, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is webMethods, Inc. assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Unless earlier revoked by me in a
signed writing delivered to the foregoing attorneys-in-fact, this power of attorney shall remain in effect so long as I remain subject to the provisions of Section 16 of the Exchange Act and all regulations thereunder, with respect to my position as an officer or director of webMethods, Inc.

	The undersigned has executed this Power of Attorney as of this 11th day of May 2005.


						/S/	VINCENT J.
MULLARKEY
											    Signature


COMMONWEALTH OF VIRGINIA	)

				)
COUNTY OF FAIRFAX		)


On this 11th day of May 2005,
Vincent J. Mullarkey personally appeared before me, and acknowledged that he/she executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

	/S/ ELIZABETH GIGLIO
		 Notary Public